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Exhibit 12 - Statement re: Computation of Ratio of Earnings to Fixed Charges
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                                                                                Year Ended June 30,
                                                                1998        1997        1996        1995        1994
                                                                ----        ----        ----        ----        ----
Consolidated pretax income (loss)
  from continuing operations                                   6,517      $ (716)     $(1,654)     $1,316     $ (822)

Interest                                                       1,668       1,465        1,437       1,412      1,709

Net amortization of debt discount
  and premium and issuance expense                                 0           0           52           0        180

Interest portion of rental expense                               333         329          374         344        335
                                                              ------      ------       ------      ------     ------

    Earnings                                                  $8,518      $1,078       $  209      $3,072     $1,402
                                                              ======      ======       ======      ======     ======

Interest                                                      $1,688      $1,465       $1,437      $1,412     $1,709

Net amortization of debt discount
  and premium and issuance expense                                 0           0           52           0        180

Interest portion of rental expense                               333         329          374         344        335
                                                              ------      ------       ------      ------     ------

    Fixed Charges                                             $2,001      $1,794       $1,863      $1,756     $2,224
                                                              ======      ======       ======      ======     ======

    Ratio of Earnings to
      Fixed Charges                                             4.26         *            *          1.75        *
                                                              ======      ======       ======      ======     ======
___________
*Earnings are inadequate to cover fixed charges.
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